UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549
__________________________________________________

FORM 8-K
__________________________________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 9, 2013

CORPORATE OFFICE PROPERTIES TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-14023	23-2947217
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
(Address of principal executive offices)

(443) 285-5400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.             Submission of Matters to a Vote of Security Holders

On May 9, 2013, Corporate Office Properties Trust (the “Registrant”) held its Annual Meeting of Shareholders. At such meeting, the shareholders voted on proposals relating to:

•	the election of ten trustees, each for a one-year term;

•	the ratification of the appointment of PricewaterhouseCoopers LLP as the Registrant’s independent registered public accounting firm for the current fiscal year; and

•	advisory vote to approve the compensation of the Registrant’s named executive officers as disclosed in its proxy statement filed on March 28, 2013.

The voting results at the meeting were as follows:

Proposal 1: Election of Trustees

Name of Nominee	Shares For	Shares Against	Shares Withheld	Broker Non-Votes
Jay H. Shidler	68,834,494	610,830	13,289	4,218,553
Clay W. Hamlin, III	68,911,742	536,413	10,458	4,218,553
Thomas F. Brady	68,711,427	735,042	12,144	4,218,553
Robert L. Denton	68,878,415	567,416	12,782	4,218,553
Elizabeth A. Hight	68,775,466	671,523	11,624	4,218,553
David M. Jacobstein	68,960,014	486,756	11,843	4,218,553
Stephen D. Kesler	69,020,409	426,360	11,844	4,218,553
Richard Szafranski	68,942,673	503,925	12,015	4,218,553
Roger A. Waesche, Jr.	69,128,098	318,271	12,244	4,218,553
Kenneth D. Wethe	68,857,226	589,544	11,843	4,218,553

	Votes Cast
	For	Against	Abstain	Broker Non-Votes
Proposal 2: Ratification of the Appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm for the Current Fiscal Year	73,342,084	322,492	12,590	N/A

	Votes Cast
	For	Against	Abstain	Broker Non-Votes
Proposal 3: Advisory Vote to Approve Compensation of Named Executive Officers	68,563,744	820,894	73,975	4,128,553

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 15, 2013
CORPORATE OFFICE PROPERTIES TRUST

	By:	/s/ Stephen E. Riffee
	Name:	Stephen E. Riffee
	Title:	Executive Vice President and
Chief Financial Officer